UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

Genvor Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-56589	83-2054746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 S. Elliott Road, Suite 538

Chapel Hill, NC 27514

(Address of principal executive offices)

(984) 261-7338

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 below is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about January 17, 2024, (i) Chad Pawlak was appointed as Chief Executive Officer of Genvor Incorporated, a Nevada corporation (the “Company”); (ii) Judith S. Miller resigned as the Company’s Interim Chief Executive Officer and was appointed as a member of the Company’s Board of Directors (the “Board”), as the Chief Business Officer of the Company, and as the Interim Chief Financial Officer of the Company; (iii) Dr. Jesse Jaynes was appointed as the Chief Scientific Officer of the Company; and (iv) Dr. Clayton Yates resigned as Chief Scientific Officer of the Company and was appointed as a scientific advisor for the Company. Both Dr. Yates and Dr. Jaynes remain members of the Company’s Board.

Chad Pawlak, age 50, brings over 30 years of experience with a proven track record of driving revenue growth and fostering strategic partnerships across agribusiness and sustainability – particularly in soil and water conservation. He has a deep understanding of regenerative agriculture, biotechnology, crop cultivation and consumer packaged goods (CPG). Most recently, he was CEO of Locus Agricultural Solutions (from August 2021 to October 2023), an agricultural biological company, where he led the strategic growth plan through cross-functional collaboration, resulting in over 350,000 acres of enrollment in a nature-based carbon credit project utilizing a biological product as the practice change. From January 2018-October 2019, Chad was a member of the Board of INUS Protein, a North American supplier, blending partner and product development resource for insect protein powders in food and feed use. Chad also has previous experience as the U.S.-Canada Crop & Plant Protection Business Director Lead - Botanicals for MGK (a part of Valent USA & Sumitomo Chemical) (2018-2019). In this role, he was responsible for the overall design of the strategic business plan of the $30 million Botanical & Organic Crop Protection segments in the U.S. & Canada. He holds an MBA from the Jack Welch Management Institute and BS & AOS in Marketing and Advertising/Public Relations from Johnson & Wales University.

Judith (“Judy”) S. Miller, age 76, is a member of the Florida Bar, currently living in Chapel Hill, North Carolina. Judy was a seed-investor in the precursor company that was acquired by the Company in the reverse merger in 2022 (and which is now the Company’s wholly owned subsidiary: Genvor Inc., a Delaware corporation). She was a consultant for the Company for 18 months prior to the combination of Genvor Inc. and the Company and was appointed as the Interim Chief Executive Officer of the Company on June 20, 2023. Judy has served as a Business Strategist for both domestic and international entities, is a Real Estate Developer and Film & Theater Producer. Judy earned her BAED and JD from the University of Florida, where she was also an Instructor of Business Law.

Dr. Jesse Jaynes, Ph.D., age 72, co-founded the Company’s wholly owned subsidiary, Genvor Inc., and he leads the research for Genvor and manages ongoing, critical communication with our outside research and development partners and associations. Dr. Jaynes is one of the world’s leading authorities on therapeutic peptide design and has vast experience in drug development for various applications, including agriculture, animal health, wound healing, and oncology. Dr. Jaynes’ research is funded by USDA, NSF, and NIH. He has more than 60 United States and foreign patents and has authored over 100 scientific journal articles. Over the past 15 years, Dr. Jaynes has served on the board of numerous life science companies and is currently the Chief Technology Officer for the National Cancer Coalition. Dr. Jaynes is a Professor of Biochemistry at Tuskegee University. Dr. Jaynes completed his doctoral training at Brigham Young University, Utah.

Effective as of January 17, 2024, the Company entered into (i) indemnification agreements with each of its officers and directors, Mr. Pawlak, Ms. Miller, Dr. Jaynes and Dr. Yates (the “Indemnification Agreements”), (ii) an employment agreement with Mr. Pawlak (the “Pawlak Employment Agreement”), (iii) an employment agreement with Ms. Miller (the “Miller Employment Agreement”), (iv) a science advisor agreement with Dr. Jaynes (the “Jaynes Advisor Agreement”), and (v) a science advisor agreement with Dr. Yates (the “Yates Advisor Agreement”).

Pursuant to the Indemnification Agreements, the Company agreed to indemnify the officers and directors to the fullest extent permitted by law for claims arising in part out of the fact that the officer or director is or was a director of the Company.

Pursuant to the Pawlak Employment Agreement, Mr. Pawlak will act as Chief Executive Officer of the Company until the agreement is terminated in accordance with its terms, and Mr. Pawlak will be compensated as follows: (i) Mr. Pawlak will receive a base salary of $300,000 per year; (ii) Mr. Pawlak will be eligible for annual incentive bonus awards of up to 30% of Mr. Pawlak’s then-current base salary in the discretion of the compensation committee of the Board, provided that such bonus for the first year of employment shall be earned for the completion of formulation and production of a peptide topical spray (biological fungicide) that is effective in its utilization of AMPs treating plant disease, for any of the identified spectrums of crops that are targeted by the Company (the “First Milestone”), and the bonus for the second year of employment shall be earned for the receipt of regulatory approval from any of those federal agencies required by United States, such as the United States Environmental Protection Agency (the EPA), the United States Department of Agriculture (the USDA), and/or the United States Food and Drug Administration (the FDA), for the commercialization of the topical spray (the “Second Milestone”); (iii) Mr. Pawlak will initially receive 50,000 shares of Company common stock, and 950,000 shares of Company common stock which shall vest monthly for a period of 36 months (25,000 shares a month for months 1-34, and 50,000 shares a month for months 35-36); (iv) Mr. Pawlak will receive an additional equity award of 1,000,000 shares of Company common stock upon achievement of the First Milestone; (v) Mr. Pawlak will receive an additional equity award of 1,000,000 shares of Company common stock upon achievement of the Second Milestone; (vi) Mr. Pawlak will receive an additional equity award of 1,000,000 shares of Company common stock upon the commercial sale of a minimum of $10,000,000 of the topical spray; and (vii) Mr. Pawlak will receive an additional equity award of 1,000,000 shares of Company common stock upon the receipt of regulatory approval from any of those federal agencies required by the United States, such as the EPA, USDA, and/or the FDA, for the commercialization of the first seed trait based upon the Company’s patents and targeted spectrums of crops.

Pursuant to the Miller Employment Agreement, which supersedes Ms. Miller’s prior Executive Consulting Agreement with the Company dated June 20, 2023, Ms. Miller will act as Chief Business Officer and Interim Chief Financial Officer of the Company until the agreement is terminated in accordance with its terms, and Ms. Miller will be compensated as follows: (i) Ms. Miller will receive a base salary of $180,000 per year; (ii) Ms. Miller will be issued 25,000 shares of Company common stock per month for a period of one year; (iii) Ms. Miller will receive an additional equity award of 250,000 shares of Company common stock upon the Company receiving the results of the scientific studies conducted by Southern Gardens/US Sugar for further use by the Company; (iv) Ms. Miller will receive an additional equity award of 50,000 shares of Company common stock upon the Company raising each tranche $1,000,000 up to an aggregate of $10,000,000; (v) Ms. Miller will receive an additional equity award of 50,000 shares of Company common stock upon the Company raising $2,500,000; (vi) Ms. Miller will receive an additional equity award of 100,000 shares of Company common stock upon the Company raising $6,000,000, and (vii) Ms. Miller will receive an additional equity award of 100,000 shares of Company common stock upon the Company raising $10,000,000.

Pursuant to Jaynes Advisor Agreement, which has an initial term of three years, Dr. Jaynes will act as scientific advisor to the Company, and be compensated as follows: (i) Dr. Jaynes will be paid a $50,000 signing bonus; (ii) Dr. Jaynes will be paid $5,000 per month; (iii) Dr. Jaynes will be paid $100,000 and 25,000 shares of Company common stock upon the completion of formulation and production of a peptide topical spray (biological fungicide) that is effective in its utilization of AMPs treating plant disease, for any of the identified spectrums of crops that are targeted by the Company; (iv) Dr. Jaynes will be paid $100,000 and 25,000 shares of Company common stock upon the receipt of regulatory approval from any of those federal agencies required by United States, such as the United States Environmental Protection Agency (the EPA), the United States Department of Agriculture (the USDA), and/or the United States Food and Drug Administration (the FDA), for the commercialization of the topical spray; (v) Dr. Jaynes will be paid $100,000 and 25,000 shares of Company common stock upon the commercial sale of a minimum of $10,000,000 of the topical spray; and (vi) Dr. Jaynes will be paid $100,000 and 25,000 shares of Company common stock upon the receipt of regulatory approval from any of those federal agencies required by the United States, such as the EPA, USDA, and/or the FDA, for the commercialization of the first seed trait based upon the Company’s patents and targeted spectrums of crops.

Pursuant to Yates Advisor Agreement, which has an initial term of three years, Dr. Yates will act as scientific advisor to the Company, and be compensated as follows: (i) Dr. Yates will be paid a $50,000 signing bonus; (ii) Dr. Yates will be paid $5,000 per month; (iii) Dr. Yates will be paid $100,000 and 25,000 shares of Company common stock upon the completion of formulation and production of a peptide topical spray (biological fungicide) that is effective in its utilization of AMPs treating plant disease, for any of the identified spectrums of crops that are targeted by the Company; (iv) Dr. Yates will be paid $100,000 and 25,000 shares of Company common stock upon the receipt of regulatory approval from any of those federal agencies required by United States, such as the United States Environmental Protection Agency (the EPA), the United States Department of Agriculture (the USDA), and/or the United States Food and Drug Administration (the FDA), for the commercialization of the topical spray; (v) Dr. Yates will be paid $100,000 and 25,000 shares of Company common stock upon the commercial sale of a minimum of $10,000,000 of the topical spray; and (vi) Dr. Yates will be paid $100,000 and 25,000 shares of Company common stock upon the receipt of regulatory approval from any of those federal agencies required by the United States, such as the EPA, USDA, and/or the FDA, for the commercialization of the first seed trait based upon the Company’s patents and targeted spectrums of crops.

The foregoing descriptions of the Pawlak Employment Agreement, Miller Employment Agreement, Jaynes Advisor Agreement, Yates Advisor Agreement, and Indemnification Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, filed as Exhibits 10.1-10.8 hereto and incorporated by reference in this report.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

10.1	Employment Agreement, by and between Genvor Incorporated and Chad Pawlak, dated January 17, 2024
10.2	Employment Agreement, by and between Genvor Incorporated and Judith S. Miller, dated January 17, 2024
10.3	Science Advisor Agreement, by and between Genvor Incorporated and Jesse Jaynes, dated January 16, 2024
10.4	Science Advisor Agreement, by and between Genvor Incorporated and Clayton Yates, dated January 16, 2024
10.5	Indemnification Agreement, by and between Genvor Incorporated and Chad Pawlak, dated January 17, 2024
10.6	Indemnification Agreement, by and between Genvor Incorporated and Judith S. Miller, dated January 17, 2024
10.7	Indemnification Agreement, by and between Genvor Incorporated and Jesse Jaynes, dated January 17, 2024
10.8	Indemnification Agreement, by and between Genvor Incorporated and Clayton Yates, dated January 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVOR INCORPORATED

Dated: January 23, 2024	By:	/s/ Chad Pawlak
Chad Pawlak
Chief Executive Officer